UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2013 (November 12, 2013)

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33139	20-3530539
DELAWARE	001-07541	13-1938568
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Brae Boulevard
Park Ridge, New Jersey 07656-0713
225 Brae Boulevard
Park Ridge, New Jersey 07656-0713
(Address of principal executive offices, including zip code)

(201) 307-2000
(201) 307-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Each of Hertz Global Holdings, Inc. (“Hertz Holdings”) and The Hertz Corporation (“Hertz”) is filing as Exhibits 99.1 and 99.2 hereto separate press releases issued on November 12, 2013 and November 13, 2013, respectively, by Hertz Holdings, announcing, respectively, (1) the proposed private offering by Hertz Holdings Netherlands B.V. (the “HHN”), a private company with limited liability incorporated under the laws of the Netherlands and a wholly-owned indirect subsidiary of Hertz Holdings and Hertz, of €425 million aggregate principal amount of senior notes and (2) the pricing of the private offering by HHN of €425 million aggregate principal amount of 4.375% Senior Notes due 2019. The contents of such press releases are incorporated by reference in this Item 8.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following exhibits are filed herewith as part of this report:

Exhibit 99.1	Press Release of Hertz Holdings announcing proposed private offering by HHN of senior notes, dated November 12, 2013.

Exhibit 99.2	Press Release of Hertz Holdings announcing pricing of private offering by HHN of 4.375% Senior Notes due 2019, dated November 13, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ David J. Rosenberg
Name:	David J. Rosenberg
Title:	Interim Chief Financial Officer

Date:  November 13, 2013